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                                                                Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of General Cigar Holdings, Inc. of our report dated January 28, 1997 appearing in the Culbro Corporation Annual Report to Shareholders on Form 10-K/A for the year ended November 30, 1996. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules, included in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

New York, New York
April 16, 1997